Exhibit 99.1

CleanCore Solutions, Inc. Announces Planned Corporate Name Change to Zone Frontier Inc.

HOUSTON, August 14, 2026 — CleanCore Solutions, Inc. (NYSE American: ZONE) (the “Company”) today announced that it intends to change its corporate name from “CleanCore Solutions, Inc.” to “Zone Frontier Inc.” The Company has submitted a Certificate of Amendment to its Amended and Restated Articles of Incorporation for filing with the Nevada Secretary of State that specifies a delayed effective date, and the name change will become effective at 5:00 p.m. Pacific Time on August 31, 2026.

Upon effectiveness of the name change, the Company’s common stock will continue to trade on the NYSE American under the ticker symbol “ZONE.” The name change will not affect the rights of the Company’s stockholders. No action is required by existing stockholders, and all outstanding stock certificates and book-entry positions will remain valid.

“Our rebrand to Zone Frontier reflects the evolution of our business and strategic direction, as well as our commitment to developing next-generation data center campuses for the world’s leading AI and technology companies,” said Tyler Hassen, Chief Executive Officer of ZONE. “As we continue to execute on our growth initiatives, we believe the new name better represents who we are today and where we are headed.”

The Company intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission in connection with the name change upon the effectiveness of the Certificate of Amendment.

The Company’s new website is www.zonefrontier.com.

About CleanCore Solutions, Inc.

CleanCore Solutions, Inc. (NYSE American: ZONE) is helping to build the critical infrastructure that powers the AI economy. Through a growing pipeline of projects, the Company aims to help meet the increasing demand for compute capacity, power, and digital infrastructure required by the world’s leading AI companies. The Company expects to operate under the name Zone Frontier Inc. upon effectiveness of the name change.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the planned name change and the anticipated timing and effectiveness thereof, the Company’s expected continued listing and trading of its common stock on the NYSE American under the symbol “ZONE,” the Company’s business strategy and pipeline of projects, and the Company’s expected transition to an AI infrastructure business. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “may,” “will,” “could,” “should,” “estimates,” “projects,” “potential,” “focused on,” “aims,” “expand,” “expected,” “look forward,” and similar expressions. These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: the risk that the name change does not become effective on the specified delayed effective date, including as a result of the Certificate of Amendment being abandoned, withdrawn, amended, or otherwise not given effect by the Nevada Secretary of State; the risk that the Company’s new name or trading symbol is not processed or recognized by the NYSE American, the Financial Industry Regulatory Authority, or other market participants on the anticipated timeline; the highly speculative and uncertain nature of the Company’s AI critical infrastructure business; the Company’s continued ability to successfully transition its business model from cleaning services; the Company’s lack of operating history in the data center or computing infrastructure industry; the Company’s limited experience in the data center and AI infrastructure industries; the Company’s ability to obtain project-level debt financing on acceptable terms or at all; the status of the Company’s operations, results of operations, growth strategy and liquidity; and general economic, financial, capital market and industry conditions.

For a more complete discussion of risks and uncertainties, please refer to the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA CONTACT

Marcy Simon

Marcy@agentofchange.com

+19178333392

SOURCE CleanCore Solutions, Inc.